EXHIBIT 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES, Nov. 09, 2017 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2017.

“Our third quarter results continue to highlight the growing programmatic movement and the success that an objective, independent, data-driven software platform can have in the marketplace. We again saw strength across all channels in our business, including mobile, audio and connected TV, that contributed to strong revenue growth and adjusted EBITDA” said Jeff Green, founder and CEO of The Trade Desk.  “We also are seeing measurable increases in marketshare around the world. Spain, France, Singapore, Germany, Korea and Indonesia, all grew by over 100% in Q3 compared with a year ago.”

Third Quarter 2017 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended September 30, 2017 and 2016 ($ in millions, except per share amounts):

	Three Months Ended
	September 30,
	2017	2016
GAAP Results
Revenue	$79.4	$53.0
Increase in revenue year over year	50%	84%
Net Income	$10.2	$3.6
Diluted EPS(1)	$0.23	$0.06

Non-GAAP Results
Adjusted EBITDA	$24.4	$16.6
Adjusted EBITDA Margin	31%	31%
Non-GAAP Net Income(1)	$15.3	$9.4
Non-GAAP Diluted EPS(1)	$0.35	$0.24

(1)  Attributable to common stockholders-diluted.

Third Quarter and Recent Business Highlights Include:

·  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:

  Mobile (In-App, Video and Web) increased to 40% of total spend for the quarter highlighting the growing importance of this channel to advertisers.
  Mobile In-App grew 77% from Q3 2016 to Q3 2017.
  Mobile Video grew 140% from Q3 2016 to Q3 2017.
  Connected TV grew 159% from Q3 2016 to Q3 2017.

·  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 15 quarters.

·  New Products and Features: The Trade Desk recently released many new product features and enhancements to its platform including:

  Released our Connected TV (CTV) audience targeting, retargeting, and measurement products which gives our customers the same functionalities as all the other channels in our platform.
  Re-launched auto-optimization enhanced by our team of data scientists so customers see even better performance when they choose to let the algorithm optimize to their campaign goals.
  Announced new data partnerships giving our customers access to declared age and gender data from premium third-party providers.
  Provided first-to-market in-app viewability measurement capabilities to enhance transparency and aid in inventory discovery.

·  Combatting Invalid Traffic: Partnered with White Ops to become the first advertising platform to block invalid impressions before they are purchased.

·  Cross Device Expansion: On October 24, 2017, The Trade Desk acquired certain assets of Adbrain Ltd. Combined with existing deterministic cross-device data sets, Adbrain’s technology gives The Trade Desk a proprietary device graph to match a user’s identity across different devices, driving better results for marketers and the best possible ad experience for consumers.

Fourth Quarter and Revised Full Year 2017 Outlook:

Mr. Green added, “We believe we have a strong business model that benefits from faster revenue growth than the programmatic industry and we are excited about the momentum we have as we close out the year and enter 2018. For the full year, we are raising our revenue guidance and adjusted EBITDA guidance. We now expect revenue to be about $306 million and adjusted EBITDA for 2017 to be about $90 million.”

The Trade Desk is providing its financial targets for the fourth quarter of 2017 and targets for its fiscal year 2017. The Company’s financial targets are as follows:

Fourth Quarter 2017:

  Revenue of $101 million
  Adjusted EBITDA of $34 million

Full Year 2017:

  Revenue about $306 million, revised from $303 million
  Adjusted EBITDA about $90 million, revised from $88 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from this non-GAAP measures in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for depreciation and amortization, stock-based compensation, interest expense, secondary offering costs and changes in fair value of preferred stock warrant liabilities. A tax rate on the tax deductible portion of the stock-based compensation expense approximating 40% has been used in the computation of non-GAAP Net loss and non-GAAP diluted EPS attributed to common stockholders. Since the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the Company’s IPO of all then-outstanding shares of convertible preferred stock into one third of one share of common stock using the as-if-converted method, as of January 1, 2016, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter Fiscal Year 2017 Results Webcast and Conference Call Details

  When: November 9, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 866-682-6100.  For international callers, please dial 1-404-267-0373.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in North America, please dial 877-481-4010 (replay code: 22001).  International callers, please dial 1-919-882-2331 (replay code: 22001). The audio replay will be available via telephone until November 16, 2017.

About The Trade Desk

The Trade Desk™ (Nasdaq: TTD) is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$79,413	$52,956	$205,569	$130,516
Operating expenses:
Platform operations	17,397	10,422	45,097	26,617
Sales and marketing	16,200	11,600	42,842	31,282
Technology and development	13,181	7,292	35,777	17,694
General and administrative	14,227	8,591	41,815	21,442
Total operating expenses	61,005	37,905	165,531	97,035
Income from operations	18,408	15,051	40,038	33,481
Total other expense, net	2,354	6,087	4,449	12,611
Income before income taxes	16,054	8,964	35,589	20,870
Provision for income taxes	5,825	5,320	1,602	10,668
Net income	$10,229	$3,644	$33,987	$10,202
Net income (loss) attributable to common stockholders	$10,229	$972	$33,987	$(37,007)
Earnings (loss) per share:
Basic	$0.25	$0.08	$0.85	$(3.23)
Diluted	$0.23	$0.06	$0.77	$(3.23)
Weighted average shares outstanding:
Basic	40,700	12,629	39,977	11,461
Diluted	44,245	17,064	43,919	11,461

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Platform operations	$818	$75	$1,543	$114
Sales and marketing	1,500	200	3,277	318
Technology and development	1,990	216	3,981	330
General and administrative	1,585	165	3,605	286
Total	$5,893	$656	$12,406	$1,048

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$132,798	$133,400
Accounts receivable, net	470,452	377,240
Prepaid expenses and other current assets	12,712	5,763
Total current assets	615,962	516,403
Property and equipment, net	17,396	14,779
Deferred taxes, net	1,778	1,778
Other assets, non-current	7,495	4,636
Total assets	$642,631	$537,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$370,532	$321,163
Accrued expenses and other current liabilities	25,405	22,973
Total current liabilities	395,937	344,136
Debt, net	27,000	25,847
Other liabilities, non-current	4,435	3,233
Total liabilities	427,372	373,216

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	196,090	179,198
Retained earnings (accumulated deficit)	19,169	(14,818)
Total stockholders' equity	215,259	164,380
Total liabilities and stockholders' equity	$642,631	$537,596

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$33,987	$10,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,157	2,612
Stock-based compensation	12,406	1,048
Change in fair value of preferred stock warrant liabilities	—	9,458
Bad debt expense	3,943	384
Other	(1,312)	426
Changes in operating assets and liabilities:
Accounts receivable	(95,215)	(82,322)
Prepaid expenses and other assets	(7,296)	(2,425)
Accounts payable	51,855	94,352
Accrued expenses and other liabilities	3,506	5,252
Net cash provided by operating activities	7,031	38,987
INVESTING ACTIVITIES:
Purchases of property and equipment	(8,357)	(3,516)
Capitalized software development costs	(2,479)	(1,796)
Net cash used in investing activities	(10,836)	(5,312)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	75,847
Repayment on line of credit	—	(40,000)
Repayment of term debt	—	(30,000)
Payment of debt financing costs	(153)	(976)
Payment of financing obligations	(677)	(326)
Proceeds from issuance of Series C convertible preferred stock	—	60,000
Repurchase of preferred stock and common stock	—	(54,000)
Proceeds from exercise of stock options	1,768	433
Proceeds from employee stock purchase plan	2,294	—
Taxes paid related to net settlement of restricted stock awards	(29)	—
Payment of stock repurchase costs	—	(155)
Payment of Series C convertible preferred stock offering costs	—	(129)
Proceeds from the issuance of Class A common stock in initial public offering, net of underwriting commissions	—	78,120
Payment of offering costs—initial public offering	—	(2,568)
Net cash provided by financing activities	3,203	86,246
Increase (decrease) in cash and cash equivalents	(602)	119,921
Cash and cash equivalents—Beginning of period	133,400	4,047
Cash and cash equivalents—End of period	$132,798	$123,968

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Net income	$10,229	$3,644	$33,987	$10,202
Add back:
Depreciation and amortization expense	1,968	959	5,157	2,612
Stock-based compensation expense	5,893	656	12,406	1,048
Interest expense	513	1,347	1,290	2,664
Secondary offering costs	—	—	1,523	—
Change in fair value of preferred stock warrant liabilities	—	4,653	—	9,458
Provision for income taxes	5,825	5,320	1,602	10,668
Adjusted EBITDA	$24,428	$16,579	$55,965	$36,652

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP net income attributable to common stockholders -diluted	$10,229	$972	$33,987	$(37,007)
Add back (deduct):
Stock-based compensation expense	5,893	656	12,406	1,048
Secondary offering costs	—	—	1,523	—
Premium on repurchase of convertible preferred stock	—	—	—	47,209
Income attributable to convertible preferred stock	—	2,672	—	—
Change in fair value of preferred stock warrant liabilities	—	4,653	—	9,458
Liquidation fee related to prior debt facility	—	750	—	750
Adjustment for income taxes	(846)	(300)	(1,772)	(300)
Non-GAAP net income attributable to common stockholders-diluted	$15,276	$9,403	$46,144	$21,158

GAAP weighted average shares outstanding-diluted	44,245	17,064	43,919	11,461
Add back:
Convertible preferred stock	—	21,119	—	20,880
Dilutive stock options to purchase common stock	—	—	—	4,549
Dilutive ESPP shares	—	—	—	2
Dilutive stock warrants	—	430	—	484
Non-GAAP weighted average shares outstanding-diluted	44,245	38,613	43,919	37,376

GAAP diluted EPS attributable to common stockholders	$0.23	$0.06	$0.77	$(3.23)
Non-GAAP diluted EPS attributable to common stockholders	$0.35	$0.24	$1.05	$0.57

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Austin Rotter
Associate Vice President, 5WPR
arotter@5wpr.com
646-862-6866